                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [    ]

[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission only (as permitted by Rule
        14a-6(e)(2)).
[ X  ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                  SPORT-HALEY, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X  ]  No fee required
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

           1) Title of each class securities to which transaction applies:

           ---------------------------------------------------------------------
           2) Aggregate number of securities to which transaction applies:

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           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
           4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
           5) Total fee paid:

           ---------------------------------------------------------------------

[    ]  Fee paid previously with preliminary materials.
[    ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1) Amount Previously Paid:

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           2) Form, Schedule or Registration Statement No.:

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           3) Filing Party:

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           4) Date Filed:

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
                                [HALEY LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 10, 1998



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sport-Haley, Inc. will be held at the Renaissance Hotel, 3801 Quebec Street, Denver, Colorado on Tuesday, February 10, 1998, at 2:00 p.m., Mountain Standard Time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect five directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

         2. To consider and act upon an amendment to increase the number of shares of Common Stock authorized for issuance under the Company's 1993 Stock Option Plan by an additional 150,000 shares.

         3. To ratify the appointment of Levine Hughes & Mithuen, Inc. as independent auditors; and

         4. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 19, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.

                                        By Order of the Board of Directors,



December 19, 1997                        /s/ Steve S. Auger
                                        -------------------------------------
                                        Steve S. Auger, Corporate Secretary



                                   IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                               SPORT-HALEY, INC.
                              4600 E. 48TH AVENUE
                            DENVER, COLORADO  80216



                                PROXY STATEMENT

                         RELATING TO THE ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD FEBRUARY 10, 1998



GENERAL

         The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders to be held at the Renaissance Hotel, 3801 Quebec Street, Denver, Colorado on Tuesday, February 10, 1998, at 2:00 p.m., Mountain Standard Time, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about December 22, 1997.

         The record date with respect to this solicitation is December 19, 1997. All holders of record of Common Stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting. As of the record date, the Company had 4,542,962 shares of Common Stock outstanding, excluding treasury shares. Each share of Common Stock is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote.

         A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder, unless it is received in such form as to render it invalid. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

         As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

         The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph.

                           I.  ELECTION OF DIRECTORS

         Information concerning the five nominees for election as directors is shown below. All nominees are now members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy.

             NAME                         AGE              CAPACITIES IN WHICH SERVED
      ------------------                  ---         ------------------------------------
      Robert G. Tomlinson(1)              56          Chairman of the Board and Chief Executive Officer

      Robert W. Haley                     52          President and Director

      Mark J. Stevenson(1)(2)             59          Director

      Ronald J. Norick(2)                 56          Director

      James H. Everest(1)(2)              49          Director

---------------------------
(1)   Member of the Audit Committee.

(2)   Member of the Compensation Committee.


         Robert G. Tomlinson has served as Chairman of the Board and Chief Executive Officer of the Company since October 1992. Mr. Tomlinson was a partner in Tomlinson Enterprises, a real estate investment partnership, from 1972 through 1993. From 1989 until he joined the Company, Mr. Tomlinson was also engaged in management of his personal investment portfolio.

         Robert W. Haley has served as President and a director of the Company since May 30, 1996. From January 1992 until his appointment to such positions, he served as Vice President - Sales and Marketing of the Company. From 1983 to 1992, Mr. Haley held executive sales and management positions with various apparel manufacturers, including Izod-LaCoste, Head Sportswear and Di Fini, Ltd. Mr. Haley is a Class A PGA professional golfer with 25 years experience in the golf industry.

         Mark J. Stevenson has been a director of the Company since November 1993. Since June 1, 1994, Mr. Stevenson has served as chairman of the board, president and chief executive officer of Electronic Manufacturing Systems, Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries. From 1992 to 1994, Mr. Stevenson served as chairman of the board of Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry. From 1990 to 1992, he served as executive vice president and a director of Solbourne Computer, Boulder, Colorado, a wholly-owned subsidiary of Matsushita. Mr. Stevenson was responsible for worldwide sales, marketing, customer support and product management in this position.

         Ronald J. Norick has been a director of the Company since November 1993. Since 1987, Mr. Norick has served as the elected Mayor of the City of Oklahoma City, Oklahoma. His current term of office expires in April 1998. From 1960 to 1992, Mr. Norick served in various capacities, including as president from 1981 to 1992, of Norick Brothers, Inc., a closely-held printing company which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves on a number of public boards and commissions, including the Mayor's Commission on Public Education, the National League of Cities and the United States Conference of Mayors. Mr. Norick also serves as manager of Norick Investments Company LLC, a family-owned limited liability company which is engaged in investments.

         James H. Everest has been a director of the Company since November 1993. Mr. Everest has served as president of the Jean I. Everest Foundation, Oklahoma City, Oklahoma, since 1991. The Jean I. Everest Foundation was organized to conduct charitable activities by Mr. Everest's father. Mr. Everest has been the managing partner of Everest Brothers, a general partnership active in oil and gas exploration and development, since 1984. Mr. Everest has also been engaged in managing his personal investments since 1984. Mr. Everest is a member of the Oklahoma Bar Association and the American Bar Association and serves in a number of capacities for various civic and community organizations.

COMMITTEES OF THE BOARD

         The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Stevenson, Norick and Everest. The Audit Committee is composed of Messrs. Tomlinson, Stevenson and Everest. No member of either committee is a former or current officer or employee of the Company with the exception of Mr. Tomlinson.

         The Compensation Committee held two meetings in fiscal 1997. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's Stock Option Plan.

         The Audit Committee did not hold any meetings in fiscal 1997. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by both the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

BOARD AND COMMITTEE ATTENDANCE

         In fiscal 1997, the Board of Directors held two meetings. All directors attended all board and committee meetings held during fiscal 1997.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Officers are appointed by and serve at the discretion of the Board of Directors and all of the Company's officers devote full-time to the Company's business and affairs.

         Steve S. Auger, age 52, has served as Controller of the Company since July 1993. In January 1996, he was appointed Secretary and Treasurer. From September 1989 to January 1993, Mr. Auger served as the controller of Fiber Optic Technologies, Inc., Englewood, Colorado, where he was responsible for financial and cost accounting, budgeting and cash management.

         Catherine B. Blair, age 46, has served as Vice President - Merchandising/Design since May 1996. Ms. Blair has been part of the Company's design team since 1992, and was appointed Director of Design in 1995. From 1990 to 1991, she was a designer for Di Fini, Ltd., a golfwear company and prior to such time, worked as a freelance designer for companies such as Macy's, Bloomingdale's, Ann Taylor and The Gap.

         Kevin M. Tomlinson, age 38, has served as Vice President of Operations since November 1997. From 1992 until joining the Company, he held several executive positions with Nu-kote International, an imaging supplies manufacturer, including vice presidential positions in marketing, global procurement and retail and Director of National Accounts. From 1982 to 1992, Mr. Tomlinson held executive positions in marketing, merchandising, procurement and operations with various office products distributors. Kevin Tomlinson is the son of Robert G. Tomlinson, the Company's Chairman and Chief Executive Officer.

         Grant M. Beeman, age 38, has served as Vice President of Manufacturing since November 1997. From September 1992 until joining the Company, Mr. Beeman was employed by Carlyle Golf, Inc., a men's golf apparel manufacturer, where he served as Vice President of Design and Manufacturing. During 1991 and 1992, he was engaged in management of his personal investment portfolio. From 1986 to 1991, Mr. Beeman was a designer and salesman for Deline Box Company. In 1982, Mr. Beeman founded On and Off the Field, an active sportswear design firm, which designs and manufactures clothing for polo clubs and domestic department stores.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended June 30, 1997 of Robert G. Tomlinson, the Chief Executive Officer, and Robert W. Haley, President, the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended June 30, 1997 (the "Named Officers").

                                                                      LONG TERM COMPENSATION
                                                                      ----------------------
                                                                              AWARDS
                                           ANNUAL COMPENSATION            --------------
                                FISCAL   -----------------------      SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY        BONUS           OPTIONS/SARS(#)      COMPENSATION(1)
---------------------------     ------   ----------    ---------      --------------------   ----------------
Robert G. Tomlinson,             1997    $  192,726    $  45,000              30,000              $  796
 Chairman of the Board and       1996       117,308       49,419               -0-                   796
 Chief Executive Officer         1995        52,728       24,485              50,000                -0-

Robert W. Haley,                 1997    $  154,164    $  36,000              30,000              $  664
 President                       1996       112,115       98,026              18,750                 664
                                 1995        98,328       62,008              17,375                -0-

-------------------

(1) Comprised of Company contributions to the Named Officer's 401(k) plan and term life insurance premiums.

         Option Grants Table. The following table sets forth information on grants of stock options pursuant to the Company's 1993 Stock Option Plan, as amended, during fiscal 1997 to the Named Officers.

                        NUMBER OF SECURITIES           PERCENT OF TOTAL           EXERCISE OR
                        UNDERLYING OPTIONS/        OPTIONS/SARS GRANTED TO        BASE PRICE      EXPIRATION
       NAME                 SARS GRANTED         EMPLOYEES IN FISCAL YEAR(1)     ($/SHARE)(2)        DATE
------------------     ----------------------    ---------------------------   ----------------  -------------
Robert G. Tomlinson            30,000                        31.6%                  $ 14.25       2/13/2007
Robert W. Haley                30,000                        31.6%                  $ 14.25       2/13/2007

---------------

(1) Excludes options granted to the Company's independent sales representatives. The percentage of total options granted if such sales representatives were included would be 19.2%.

(2) The exercise price is equal to the market price of the underlying security on the date of grant. One-third of such options vest annually on February 14, commencing February 14, 1998.

    Fiscal Year-End Options/Option Values Table.

                                                   NUMBER OF SECURITIES UNDER-        VALUE OF UNEXERCISED IN-
                                                   LYING UNEXERCISED OPTIONS/          THE MONEY OPTIONS/SARS
                          SHARES                    SARS AT FISCAL YEAR-END            AT FISCAL YEAR-END($)(2)
                         ACQUIRED       VALUE      --------------------------         --------------------------
    NAME               ON EXERCISE   REALIZED(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------         -----------   -----------   ------------   -------------   -----------   -------------
Robert G. Tomlinson       50,000      $ 443,750        -0-           30,000           -0-         $  75,000
Robert W. Haley           41,616      $ 500,189        -0-           30,000           -0-         $  75,000

---------------
(1) The dollar values are calculated based upon the difference between the exercise price of the options and the closing bid price for the Common Stock on the date of exercise.

(2) The dollar values are calculated based upon the difference between the exercise price of the options and the closing bid price for the Common Stock of $16.75 on June 30, 1997.


         No employee of the Company receives any additional compensation for his services as a director. Non-management directors receive no salary for their services as such, but receive a fee of $250 per meeting attended. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. During fiscal 1997, each director who was not an employee of the Company received options to purchase 25,000 shares of Common Stock at an exercise price of $12.125 per share. One-third of such options vest on each February 14, commencing February 14, 1998.

         Employment Agreements. Effective January 1, 1997, the Company entered into a new employment agreement with Mr. Tomlinson. The agreement requires that he devote his full business time to the Company as Chief Executive Officer and/or Chairman of the Board at an annual salary of $200,000, an automobile allowance and such bonuses and salary increases as are awarded by the Board of Directors. The employment agreement extends for a three-year term. Mr. Tomlinson has the option to convert the employment agreement to a consulting agreement in the event of a change in control of the Company or upon his resignation. Subject to the right of the Company to terminate the consulting agreement for cause, Mr. Tomlinson is entitled to serve as a consultant to the Company for the duration of the agreement and to continue to receive compensation in the amount of 60% of his annual salary. If Mr. Tomlinson terminates the agreement with "cause" (as defined in the agreement), or the Company terminates the agreement for other than "cause" (as defined in the agreement), or if there is a change in control of the Company or if Mr. Tomlinson dies, Mr. Tomlinson or his estate, as applicable, is entitled to receive severance compensation for three years from the date of termination in an amount equal to his annual salary and bonus payments during the preceding 12 months. During the time he is receiving such severance compensation, he is entitled to participate in all employee benefit plans at the Company's expense. The change of control provisions and death benefits entitle Mr. Tomlinson or his estate, as applicable, to receive such amount in a lump sum. If Mr. Tomlinson becomes totally disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by the Company with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

         Effective January 1, 1997, the Company entered into an employment agreement with Mr. Haley. The agreement requires that he devote his full business time to the Company as President or Senior Executive Officer at an annual salary of $160,000 and such bonuses and salary increases as are awarded by the Board of Directors. The employment agreement extends through December 31, 1998. If the Company terminates the agreement for other than "cause" (as defined in the agreement), Mr. Haley is entitled to receive severance compensation for one year from the date of termination in an amount equal to his annual salary and bonus payment during the preceding 12 months. If Mr. Haley terminates the agreement with or without cause, Mr. Haley is entitled to receive severance compensation for one year in an amount equal to 60% of his annual salary and bonus payment during the preceding 12 months. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans at the Company's expense. If there is a non-negotiated change in control of the Company or if Mr. Haley dies, Mr. Haley or his estate, as applicable, is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. If Mr. Haley becomes disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by the Company with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

401(k) PLAN

         In January 1996, the Company adopted a defined contribution savings plan (the "401(k) Plan") to provide retirement income to employees of the Company. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least 18 years of age and have been employed at least three months. It is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 15% of annual compensation and through matching contributions by the Company up to 5% of the employee's annual compensation. Upon leaving the Company, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to the Company's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment or an actuarial equivalent form of annuity on the first day of the month following the participant's retirement.

COMMON STOCK OWNERSHIP

         The table on the following page sets forth certain information regarding beneficial ownership of Common Stock as of November 30, 1997 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, and (iii) all executive officers and directors as a group. The information on the institutional investors' statements filed with the Commission under Section 13(d) or 13(g) of the Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

                                                                                     SHAREHOLDINGS ON
                                                                                     NOVEMBER 30, 1997
                                                                               -------------------------------
                                                                                NUMBER OF          PERCENT OF
     NAME AND ADDRESS (1)                                                       SHARES (2)          CLASS(3)
-------------------------------                                                ----------         ------------
Robert G. Tomlinson(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .     68,000               *

Robert W. Haley . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21,616               *

Mark J. Stevenson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,800               *

Ronald J. Norick(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61,500             1.32%

James H. Everest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25,000               *

Woodland Partners, LLC(6) . . . . . . . . . . . . . . . . . . . . . . . . . .    871,400            18.66%
     60 South Sixth Street, Suite 3750
     Minneapolis, Minnesota 55402

First Bank System, Inc(6).  . . . . . . . . . . . . . . . . . . . . . . . . .    403,600             8.64%
     601 Second Avenue South
     Minneapolis, Minnesota 55402

Robertson, Stephens & Company Investment Management, L.P.(6)  . . . . . . . .    386,600             8.28%
     555 California Street, Suite 2600
     San Francisco, California 94104

Delaware Management Holdings, Inc.(6) . . . . . . . . . . . . . . . . . . . .    236,900             5.07%
     2005 Market Street
     Philadelphia, Pennsylvania 19103

All directors and officers as a group
(Nine persons)(7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    164,083             3.51%

-------------------

* Less than 1%

(1) Except as noted above, the address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.

(2) Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3) All percentages are calculated based on the number of outstanding shares in addition to shares which a person or group has the right to acquire within 60 days of November 30, 1997.

(4) Includes 30,000 shares subject to currently exercisable options.

(5) Includes 8,333 shares subject to currently exercisable options.

(6) Based solely on the respective Schedule 13D or 13G provided to the Company by such entity.

(7) Includes 65,000 shares of Common Stock subject to currently exercisable options. Excludes shares of Common Stock as to which officers and directors disclaim beneficial ownership.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

                       II. PROPOSAL TO APPROVE AMENDMENT
                     TO THE RESTATED 1993 STOCK OPTION PLAN

         The Company's 1993 Stock Option Plan (the "Option Plan") was adopted in 1993 and has been amended and restated since that date. The Board of Directors believes that the Option Plan has proven to be of substantial value in stimulating the efforts of employees and increasing their ownership stake in the Company. In light of the Company's continued growth, the number of shares remaining for issuance under the Option Plan is insufficient to provide adequately for participation by eligible employees, directors and consultants to whom the Compensation Committee would consider granting options. The Board of Directors has adopted an amendment to the Option Plan to increase the number of shares available for issuance under the Option Plan by an additional 150,000 shares of Common Stock, which brings the total amount issuable under the Option Plan to 1,350,000. As of November 30, 1997, a total of 297,075 non-qualified and Incentive Stock Options were outstanding, with exercise prices ranging from $2.50 to $14.25 per share. In addition, as of that date, a total of 789,281 options had been exercised under the Option Plan, which leaves 113,644 shares currently available for grant under the Option Plan.

SUMMARY OF OPTION PLAN

         The Option Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and stock appreciation rights ("SARs"), up to a maximum number of 1,200,000 shares. Nonqualified stock options may be granted to employees, directors and advisors of the Company, while Incentive Stock Options may be granted only to employees. No options may be granted under the Option Plan subsequent to February 28, 2003.

         The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options and SARs granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

         The exercise price of all Incentive Stock Options granted under the Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price of Incentive Stock Options shall be not less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the Option Plan shall be determined by the Compensation Committee, but shall not be less than 85% of the fair market value of the Common Stock. The term of all nonqualified stock options granted under the Option Plan may not exceed ten years and the term of all incentive stock options may not exceed five years. The Option Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

         The Option Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with the Company, all unvested options terminate and are no longer exercisable. Vested options shall remain exercisable for a specified period of time following the termination date. The length of such extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

         The Board of Directors has approved the amendment and shareholder approval is not required to amend the Option Plan. However, if shareholders do not approve the amendment to the Option Plan, Incentive Stock Options granted pursuant to the amendment may be disqualified from favorable tax treatment.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE OPTION PLAN WHICH INCREASES THE NUMBER OF SHARES AVAILABLE PURSUANT TO THE PLAN BY AN ADDITIONAL 150,000 SHARES.


                          III.  SELECTION OF AUDITORS

         The firm of Levine Hughes & Mithuen, Inc. has examined the financial statements of the Company for the period from July 1, 1993 to June 30, 1997. Subject to shareholder approval, Levine Hughes & Mithuen, Inc. has been re-appointed by the Board of Directors to serve as the Company's independent auditors for the 1997-1998 fiscal year. Representatives of Levine Hughes & Mithuen, Inc. are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF LEVINE HUGHES & MITHUEN, INC. AS INDEPENDENT AUDITORS FOR THE COMPANY.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq Stock Market, Inc., the Pacific Stock Exchange and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended June 30, 1997. Based solely on the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and all written representations with respect to filing of such Forms, the Company is aware that a Form 5 to report the grant of 7,500 options was filed by Mr. Steve Auger, the Treasurer of the Company, one week late.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of the Company) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000.

                                 ANNUAL REPORT

         The Annual Report to Shareholders for the fiscal year ended June 30, 1997 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE SECRETARY, SPORT-HALEY, INC., 4600 E. 48TH AVENUE, DENVER, COLORADO 80216.

                             SHAREHOLDER PROPOSALS

         Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the year ending June 30, 1998 must do so by sending the proposal and supporting statements, if any, to the Company no later than September 4, 1998. Such proposals should be sent to the attention of the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216.

                                 OTHER MATTERS

         Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.

                               SPORT-HALEY, INC.
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 10, 1998

  KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the "Company") hereby constitutes and appoints Robert G. Tomlinson, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 10, 1998, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated December 19, 1997, receipt of which is acknowledged.

1. TO CONSIDER AND ACT UPON A PROPOSAL TO ELECT MESSRS. ROBERT G. TOMLINSON, ROBERT W. HALEY, MARK J. STEVENSON, RONALD J. NORICK AND JAMES H. EVEREST AS DIRECTORS TO HOLD OFFICE FOR ONE-YEAR TERMS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

            [ ]    FOR ELECTION OF ALL NOMINEES (Except as shown below)
            [ ]    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

            Instructions: To withhold authority to vote for any individual nominee, strike through the nominee's name below

                   ROBERT G. TOMLINSON
                   ROBERT W. HALEY
                   MARK J. STEVENSON
                   RONALD J. NORICK
                   JAMES H. EVEREST

2. TO CONSIDER AND ACT UPON AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S 1993 STOCK OPTION PLAN BY AN ADDITIONAL 150,000 SHARES.

            [ ]    FOR PROPOSAL
            [ ]    AGAINST PROPOSAL
            [ ]    ABSTAIN

3. TO RATIFY THE APPOINTMENT OF LEVINE HUGHES & MITHUEN, INC. AS AUDITORS OF THE COMPANY.

            [ ]    FOR RATIFICATION
            [ ]    AGAINST RATIFICATION
            [ ]    ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

            [ ]    AUTHORIZED TO VOTE
            [ ]    ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3 AND THE PROXY HOLDERS WILL VOTE ON ANY PROPOSAL UNDER 4 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.

Dated:
        -------------                   ------------------------------------
                                          Signature

Dated:
        -------------                   ------------------------------------
                                          Signature if held jointly